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                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                         HIGH RIVER LIMITED PARTNERSHIP
                          767 FIFTH AVENUE, 47TH FLOOR
                               NEW YORK, NY 10153

                                 March 17, 2005

VIA FACSIMILE AND FEDERAL EXPRESS

Kerr-McGee Corporation
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102
Attention:  Corporate Secretary

      Re:   Inspection of Stocklist materials

Ladies and Gentlemen:

      Icahn Partners LP ("Icahn Partners") is the record owner of 1000 shares of the common stock, par value of $1.00 per share ("Common Stock"), of Kerr-McGee Corporation, a Delaware corporation (the "Corporation"), Icahn Partners Master Fund LP ("Icahn Master") is the record owner of 1000 shares of Common Stock of the Corporation and High River Limited Partnership ("High River" and together with Icahn Partners and Icahn Master, the "Icahn Parties") is the record owner of 500 shares of Common Stock of the Corporation. As common stockholders of the Corporation, the Icahn Parties hereby demand, pursuant to Section 220 of the General Corporation Law of the State of Delaware and the common law of the State of Delaware, the right to inspect, no later than March 26, 2005, during normal business hours, the following documents and records of the Corporation, and to make copies or abstracts therefrom:

      (a) A complete record or list of the Corporation's stockholders, certified by the Corporation or its transfer agent, showing the names and addresses of each stockholder and the number of shares of stock registered in the name of each such stockholder, as well as the names, addresses and share amounts held by participants in dividend reinvestment plans and/or employee plans, in each case as of March 11, 2005 (the "Record Date");

      (b) A magnetic computer tape or cartridge containing the list of the holders of the Corporation's stock requested in paragraph (a) above as of the Record Date, showing the names, addresses and number of shares held by such stockholders, such computer processing data as is necessary for the Icahn Parties to make use of such magnetic computer tape or cartridge, and a printout of such magnetic computer tape or cartridge for verification purposes;



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      (c) All daily transfer sheets showing changes in the names, addresses and number of shares of the Corporation's stockholders which are in or come into the possession of the Corporation or its transfer agent, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees, from the date of the stockholder list referred to above to the conclusion of the next meeting of stockholders of the Corporation;

      (d) All information in or which comes into the Corporation's possession, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies or voting trustees or their nominees concerning the names, addresses and number of shares held by the participating brokers and banks named in the individual nominee names of Cede & Co. or other similar nominees, including respondent bank lists;

      (e) All information in or which comes into the Corporation's possession or control, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or other nominees relating to the names of the beneficial owners of the Corporation's stock ("NOBO's") pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Securities Exchange Act of 1934, as amended, in the format of a printout in descending order balance. If such information is not in the Corporation's possession, custody or control, such information should be requested from the ADP Investor Communications Services;

      (f) All lists and computer tapes, processing data and printouts described in (b) above, containing the name, address and number of shares of the Corporations Common Stock attributable to any participant in any employee stock ownership plan, employee stock purchase plan, or other employee compensation or benefit plan of the Company in which the decision whether to vote shares of Common Stock held by such plan is made, directly or indirectly, individually or collectively, by the participant's in the plan and the method(s) by which the Icahn Parties or their agents may communicate with each such participant;

      (g) A stop list or stop lists relating to any shares of stock of the Corporation and any additions or deletions from the date of the list referred to in paragraph (a) above;

      (h) A list of all stockholders owning 1,000 or more shares of Corporation stock arranged in descending order as of the most recent date available;

      (i) All omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended, which are now or hereafter in the Corporation's possession or control, or which can reasonable be obtained by the Corporation; and

      (j) The information and records specified in the foregoing paragraphs should be as of the Record Date and any other alternative record date for stockholder action set by the Corporation's board of directors, by operation of law or otherwise for the Corporation's 2005 Annual Meeting of Stockholders.

      The undersigned further demands that modifications, additions or deletions to any and all information referred to in paragraphs (a) through (j) above be immediately furnished to the undersigned as such modifications, additions or deletions become available to the Corporation or its agents or representatives.

      The undersigned will bear the reasonable costs incurred by the Corporation in connection with the production of the above information.


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      The purposes of this demand is to enable the undersigned to communicate with other stockholders of the Corporation concerning solicitation of proxies from such stockholders to vote their shares at the upcoming 2005 Annual Meeting of stockholders of the Corporation.

      The undersigned hereby authorizes Kenneth J. Nachbar, Esquire of Morris, Nichols, Arsht & Tunnell and his respective partners, associates, employees and any other persons designated by him, acting together, singly or in combination, to conduct, as its agents, the inspection and copying requested herein and otherwise act on behalf of the undersigned pursuant to the attached power of attorney.

      Please advise the undersigned's counsel, Marc Weitzen, Esq. at (212) 702-4388, as promptly as practicable when and where the items demanded above will be made available to the undersigned. Please also advise Marc Weitzen immediately whether you voluntarily will supply the requested information.


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                                     Very truly yours,

                                     ICAHN PARTNERS LP

                                     By: /s/ Edward E. Mattner
                                     Name: Edward E. Mattner
                                     Its: Authorized Signatory


                                     ICAHN PARTNERS MASTER FUND LP

                                     By: /s/ Edward E. Mattner
                                     Name: Edward E. Mattner
                                     Its: Authorized Signatory

                                     HIGH RIVER LIMITED PARTNERSHIP
                                     By: Hopper Investments LLC, general partner
                                     By: Barberry Corp., sole member

                                     By: /s/ Edward E. Mattner
                                     Name: Edward E. Mattner
                                     Its: Authorized Signatory


SWORN TO AND SUBSCRIBED
before me this 17th day of March, 2005


/s/ Jesse Lynn
Notary Public: Jesse Lynn


   [Signature page to demand for inspection of Kerr-McGee stocklist materials]